Exhibit 99.1

Contacts:	Pat Sheaffer or Ron Wysaske, Riverview Bancorp, Inc. 360-693-6650

Riverview Bancorp, Inc. To Increase Its Provision For Loan Losses In Third Fiscal Quarter

Vancouver, WA – January 13, 2012 – Riverview Bancorp, Inc. (NASDAQ GSM: RVSB) (“Riverview” or the “Company”), the parent company of Riverview Community Bank (the “Bank”) today announced that it expects to record a provision for loan losses of between $7.3 million to $8.0 million (pre-tax) during the third fiscal quarter-ended December 31, 2011 compared to a $2.2 million provision for loan loss for the preceding quarter. The anticipated increase in the provision for loan loss was primarily the result of recent real estate appraisals received on five loans that Riverview has identified as impaired loans. The Company will record charge-offs and impairments of approximately $5.7 million on these five loans. These actions will increase the allowance for loan losses to between 2.17% and 2.27% of total loans at December 31, 2011. The Company also expects to record write-downs on real estate owned (REO) properties of approximately $2.5 million for the quarter-ended December 31, 2011. These write-downs were primarily the result of a recent appraisal on one REO property and a pending sale on a second property.

The increase in the third quarter provision for loan losses, combined with the REO write-downs, is expected to result in a net loss for the quarter-ended December 31, 2011 ranging from approximately $4.5 million to $5.6 million, or $0.20 to $0.25 per share. For the first nine months of fiscal year 2012, Riverview estimates that its net loss will range from $3.8 million to $4.7 million, or $0.17 to $0.21 per share. Based on these estimates, the Bank will continue to be “well-capitalized” according to regulatory guidelines.

“While our liquidity and capital levels remain strong, real estate values continue to be under pressure locally and nationally,” stated Pat Sheaffer, Chairman and CEO. “Recognizing the valuation declines and bolstering our loan loss reserves will help position Riverview for recovery and financial growth over the long term. We continue to have success in our core operations with strong deposit flows, a solid net interest margin, and a growing customer base.”

"Riverview’s third fiscal quarter results reflect the continued challenging conditions in the real estate markets,” stated Ron Wysaske, President and COO.  “Our management team has worked diligently to identify problem credits and reduce our exposure on these properties while also working to preserve capital.  The loans and properties giving rise to the charges this past quarter represent primarily land development and building-lot loans.  Our intention is to continue to reduce our exposure to these types of loans and to sell any properties we acquire as expeditiously as possible.”

The Company is also currently analyzing the value of goodwill to determine whether the value of goodwill has been impaired. Any potential goodwill impairment could be material but would be a non-cash charge and have no effect on the Company’s cash balances, liquidity or tangible equity. In addition, because goodwill is not included in the calculation of regulatory capital, the Company’s well-capitalized regulatory ratios would not be affected by this potential non-cash expense.

About the Company

Riverview Bancorp, Inc. (www.riverviewbank.com) is headquartered in Vancouver, Washington – just north of Portland, Oregon on the I-5 corridor. With assets of $873 million, it is the parent company of the 88 year-old Riverview Community Bank, as well as Riverview Asset Management Corp. There are 17 branches, including twelve in the Portland-Vancouver area and three lending centers. The Bank offers true community banking services, focusing on providing the highest quality service and financial products to commercial and retail customers.

Riverview Bancorp, Inc.
January 13, 2012

“Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995:This press release contains forward-looking statements that are subject to risks and uncertainties, including, but not limited to: the Company’s ability to raise common capital, the amount of capital it intends to raise and its intended use of that capital. The credit risks of lending activities, including changes in the level and trend of loan delinquencies and write-offs and changes in the Company’s allowance for loan losses and provision for loan losses that may be impacted by deterioration in the housing and commercial real estate markets; changes in general economic conditions, either nationally or in the Company’s market areas; changes in the levels of general interest rates, and the relative differences between short and long term interest rates, deposit interest rates, the Company’s net interest margin and funding sources; fluctuations in the demand for loans, the number of unsold homes, land and other properties and fluctuations in real estate values in the Company’s market areas; secondary market conditions for loans and the Company’s ability to sell loans in the secondary market; results of examinations of us by the Office of Thrift Supervision or other regulatory authorities, including the possibility that any such regulatory authority may, among other things, require us to increase the Company’s reserve for loan losses, write-down assets, change Riverview Community Bank’s regulatory capital position or affect the Company’s ability to borrow funds or maintain or increase deposits, which could adversely affect its liquidity and earnings; the Company’s compliance with regulatory enforcement actions; we have entered into with the OCC as successor to the OTS and the possibility that our noncompliance could result in the imposition of additional enforcement actions and additional requirements or restrictions on our operations; legislative or regulatory changes that adversely affect the Company’s business including changes in regulatory policies and principles, or the interpretation of regulatory capital or other rules; the Company’s ability to attract and retain deposits; further increases in premiums for deposit insurance; the Company’s ability to control operating costs and expenses; the use of estimates in determining fair value of certain of the Company’s assets, which estimates may prove to be incorrect and result in significant declines in valuation; difficulties in reducing risks associated with the loans on the Company’s balance sheet; staffing fluctuations in response to product demand or the implementation of corporate strategies that affect the Company’s workforce and potential associated charges; computer systems on which the Company depends could fail or experience a security breach; the Company’s ability to retain key members of its senior management team; costs and effects of litigation, including settlements and judgments; the Company’s ability to successfully integrate any assets, liabilities, customers, systems, and management personnel it may in the future acquire into its operations and the Company’s ability to realize related revenue synergies and cost savings within expected time frames and any goodwill charges related thereto; increased competitive pressures among financial services companies; changes in consumer spending, borrowing and savings habits; the availability of resources to address changes in laws, rules, or regulations or to respond to regulatory actions; the Company’s ability to pay dividends on its common stock; and interest or principal payments on its junior subordinated debentures; adverse changes in the securities markets; inability of key third-party providers to perform their obligations to us; changes in accounting policies and practices, as may be adopted by the financial institution regulatory agencies or the Financial Accounting Standards Board, including additional guidance and interpretation on accounting issues and details of the implementation of new accounting methods; other economic, competitive, governmental, regulatory, and technological factors affecting the Company’s operations, pricing, products and services and the other risks described from time to time in our filings with the Securities and Exchange Commission.

Such forward-looking statements may include projections. Any such projections were not prepared in accordance with published guidelines of the American Institute of Certified Public Accountants or the Securities Exchange Commission regarding projections and forecasts nor have such projections been audited, examined or otherwise reviewed by independent auditors of the Company. In addition, such projections are based upon many estimates and inherently subject to significant economic and competitive uncertainties and contingencies, many of which are beyond the control of management of the Company. Accordingly, actual results may be materially higher or lower than those projected. The inclusion of such projections herein should not be regarded as a representation by the Company that the projections will prove to be correct.

The Company cautions readers not to place undue reliance on any forward-looking statements. Moreover, you should treat these statements as speaking only as of the date they are made and based only on information then actually known to the Company. The Company does not undertake and specifically disclaims any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements. These risks could cause our actual results for fiscal 2012 and beyond to differ materially from those expressed in any forward-looking statements by, or on behalf of, us, and could negatively affect the Company’s operating and stock price performance.